WESTERN PUBLISHING GROUP, INC.

                                                 Jurisdiction of   Percentage of
Name of Subsidiary                                Incorporation      Ownership

Subsidiaries of Western Publishing Group, Inc.
- ----------------------------------------------
Western Publishing Company, Inc.                    Delaware            100%
Penn Corporation                                    Delaware            100%
Western Publishing (Hong Kong) Limited              Hong Kong           100%

Subsidiaries of Penn Corporation
- --------------------------------
None

Subsidiaries of Western Publishing Company, Inc.
- ------------------------------------------------
Western Publishing (Canada) Inc./Les Editions    Ontario, Canada        100%
  Western (Canada) Inc.
Golden Press, Inc.                                  New York            100%
Skil-Craft Corporation                              Illinois            100%
Dickie Do, Inc.                                     Illinois            100%
Dickie Dony, Inc.                                   Delaware            100%
Dickie Doc, Inc.                                    Delaware            100%
Golden Showcase Stores, Inc.                        Delaware            100%
Children's Productions, Inc.                        Delaware            100%